EXHIBIT 1










                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              THERATX, INCORPORATED

                            ATLANTA ACQUISITION CORP.

                                       AND

                            HELIAN HEALTH GROUP, INC.


                           DATED AS OF AUGUST 29, 1995




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                                TABLE OF CONTENTS
                                                                            Page
                                    CONTENTS
Preamble...................................................................    1
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER...............................    1
     1.1    Merger.........................................................    1
     1.2    Time and Place of Closing......................................    1
     1.3    Effective Time.................................................    1
     1.4    Execution of Stock Option Agreement............................    2
     1.5    Stockholders' Agreements.......................................    2
ARTICLE 2 - TERMS OF MERGER................................................    2
     2.1    Charter........................................................    2
     2.2    Bylaws.........................................................    2
     2.3    Directors and Officers.........................................    2
ARTICLE 3 - MANNER OF CONVERTING SHARES....................................    2
     3.1    Conversion of Shares...........................................    2
     3.2    Anti-Dilution Provisions.......................................    3
     3.3    Shares Held by Helian or TheraTx...............................    3
     3.4    Fractional Shares..............................................    3
     3.5    Conversion of Rights; Restricted Stock.........................    4
ARTICLE 4 - EXCHANGE OF SHARES.............................................    5
     4.1    Exchange Procedures............................................    5
     4.2    Rights of Former Helian Stockholders...........................    5
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF HELIAN.......................    5
     5.1    Organization, Standing, and Power..............................    5
     5.2    Authority; No Breach By Agreement..............................    6
     5.3    Capital Stock..................................................    6
     5.4    Helian Subsidiaries............................................    7
     5.5    SEC Filings; Financial Statements..............................    7
     5.6    Absence of Certain Changes or Events...........................    8
     5.7    No Liabilities as Guarantor....................................    8
     5.8    Tax Matters....................................................    8
     5.9    Assets.........................................................    9
     5.10   Intellectual Property..........................................    9
     5.11   Environmental Matters..........................................    9
     5.12   Compliance With Laws...........................................   10
     5.13   Labor Relations................................................   10
     5.14   Employee Benefit Plans.........................................   11
     5.15   Material Contracts.............................................   12
     5.16   Legal Proceedings..............................................   13
     5.17   Reports........................................................   13
     5.18   Statements True and Correct....................................   13
     5.19   Accounting, Tax and Regulatory Matters.........................   13
     5.20   State Takeover Laws............................................   13
     5.21   Charter Provisions.............................................   13
ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF THERATX......................   14
     6.1    Organization, Standing, and Power..............................   14
     6.2    Authority; No Breach By Agreement..............................   14
     6.3    Capital Stock..................................................   15
     6.4    SEC Filings; Financial Statements..............................   15

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     6.5    Absence of Certain Changes or Events...........................   15
     6.6    Tax Matters....................................................   15
     6.7    Assets.........................................................   16
     6.8    Intellectual Property..........................................   16
     6.9    Environmental Matters..........................................   17
     6.10   Compliance With Laws...........................................   17
     6.11   Labor Relations................................................   18
     6.12   Employee Benefit Plans.........................................   18
     6.13   Material Contracts.............................................   19
     6.14   Legal Proceedings..............................................   19
     6.15   Reports........................................................   19
     6.16   Statements True and Correct....................................   20
     6.17   Authority of Merger Sub........................................   20
     6.18   Accounting, Tax and Regulatory Matters.........................   20
ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION.......................   20
     7.1    Affirmative Covenants of Helian................................   20
     7.2    Negative Covenants of Helian...................................   21
     7.3    Covenants of TheraTx...........................................   22
     7.4    Adverse Changes in Condition...................................   22
     7.5    Reports........................................................   22
ARTICLE 8 - ADDITIONAL AGREEMENTS..........................................   23
     8.1    Registration Statement; Proxy Statement; Stockholder Approval..   23
     8.2    Exchange Listing...............................................   23
     8.3    Applications; Antitrust Notification...........................   23
     8.4    Filings with State Offices.....................................   23
     8.5    Agreement as to Efforts to Consummate..........................   23
     8.6    Investigation and Confidentiality..............................   24
     8.7    Press Releases.................................................   24
     8.8    Certain Actions................................................   24
     8.9    Accounting and Tax Treatment...................................   24
     8.10   State Takeover Laws............................................   25
     8.11   Charter Provisions.............................................   25
     8.12   Agreements of Affiliates.......................................   25
     8.13   Employee Benefits and Contracts................................   25
     8.14   Indemnification................................................   25
     8.15   Stock Plans....................................................   26
ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE..............   27
     9.1    Conditions to Obligations of Each Party........................   27
     9.2    Conditions to Obligations of TheraTx...........................   28
     9.3    Conditions to Obligations of Helian............................   29
ARTICLE 10 - TERMINATION...................................................   30
     10.1   Termination....................................................   30
     10.2   Effect of Termination..........................................   31
     10.3   Non-Survival of Representations and Covenants..................   31
ARTICLE 11 - MISCELLANEOUS.................................................   31
     11.1   Definitions....................................................   31
     11.2   Expenses.......................................................   37
     11.3   Brokers and Finders............................................   38
     11.4   Entire Agreement...............................................   38
     11.5   Amendments.....................................................   38
     11.6   Waivers........................................................   38

                                      -ii-
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     11.7   Assignment.....................................................   39
     11.8   Notices........................................................   39
     11.9   Governing Law..................................................   39
     11.10 Counterparts....................................................   39
     11.11 Captions........................................................   39
     11.12 Interpretations.................................................   40
     11.13 Enforcement of Agreement........................................   40
     11.14 Severability....................................................   40
Signatures.................................................................   40

                          AGREEMENT AND PLAN OF MERGER


              THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 29, 1995, by and among Helian Health Group, Inc. ("Helian"), a Delaware corporation having its principal office located in Monterey, California; Atlanta Acquisition Corp. ("Merger Sub"), a Delaware corporation having its principal office located in Atlanta, Georgia; and TheraTx, Incorporated ("TheraTx"), a Delaware corporation having its principal office located in Atlanta, Georgia.


                                    PREAMBLE

              The Boards of Directors of Helian, Merger Sub and TheraTx are of the opinion that the transactions described herein are in the best interests of the parties and their respective stockholders. This Agreement provides for the acquisition of Helian by TheraTx pursuant to the merger of Merger Sub with and into Helian. At the effective time of such merger, the outstanding shares of the capital stock of Helian shall be converted into the right to receive shares of the common stock of TheraTx (except as provided herein). As a result, stockholders of Helian shall become stockholders of TheraTx and Helian shall continue to conduct its business and operations as a wholly owned subsidiary of TheraTx. The transactions described in this Agreement are subject to the approvals of the stockholders of Helian, expiration of the mandatory waiting period under the HSR Act, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

              After execution and delivery of this Agreement, as a condition and inducement to TheraTx's willingness to enter into this Agreement, Helian and TheraTx are entering into a stock option agreement as provided herein.

              Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

              NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

              1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into Helian in accordance with the provisions of Section 251 of the DGCL and with the effect provided in Section 259 of the DGCL (the "Merger"). Helian shall be the Surviving Corporation resulting from the Merger and shall become a wholly owned Subsidiary of TheraTx and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Helian, Merger Sub and TheraTx and by the sole stockholder of Merger Sub.

              1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers, may mutually agree. The place of Closing shall be at Alston & Bird, One Atlantic Center, 1201 Helian Peachtree Street, Atlanta, Georgia 30309-3424, or such other place as may be mutually agreed upon by the Parties.

              1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective
-10-

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with the  Secretary of State of the State of Delaware  (the  "Effective  Time").
Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the first business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of Helian approve this Agreement to the extent such approval is required by applicable Law.

              1.4 EXECUTION OF STOCK OPTION AGREEMENT. Immediately following execution of this Agreement, Helian will execute and deliver to TheraTx a stock option agreement (the "Stock Option Agreement"), in substantially the form of
Exhibit 1.

              1.5 STOCKHOLDERS' AGREEMENTS. Immediately following execution and delivery of the Stock Option Agreement, each of the directors of Helian beneficially owning more than 3% of the outstanding Helian Common Stock, and each corporation, partnership or other entity holding shares over which such director has or shares discretionary dispositive or voting authority, will execute and deliver to TheraTx a Stockholder Agreement, in substantially the form of Exhibit 2.


                                    ARTICLE 2
                                 TERMS OF MERGER

              2.1 CHARTER. The Certificate of Incorporation of Helian in effect immediately prior to the Effective Time shall be amended and restated, effective at the Effective Time, in a manner satisfactory to TheraTx. The Certificate of Incorporation of Helian, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation until otherwise amended or repealed.

              2.2 BYLAWS. The Bylaws of Merger Corp. in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

              2.3 DIRECTORS AND OFFICERS. Each of the directors and officers of Helian shall submit a written resignation, in form and substance acceptable to TheraTx, effective as of the Effective Time.


                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

              3.1  CONVERSION  OF  SHARES.  Subject  to the  provisions  of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of TheraTx, Helian, Merger Sub or the stockholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                  (a) Each share of TheraTx Capital Stock, including any associated TheraTx Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b)  Each  share  of  Merger  Sub  Common   Stock  issued  and
       outstanding at the Effective Time shall cease to be outstanding and shall be converted into one share of Helian Common Stock.

                  (c) Each share of Helian Common Stock (excluding shares held by any Helian Company or any TheraTx Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of TheraTx Common Stock (the "Exchange Ratio") obtained in accordance with the following:

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                           (i) if the Base Period Trading Price (defined to mean
              the average of the daily last sale prices for the shares of TheraTx Common Stock for the ten (10) consecutive trading days on
              which  such  shares  are  actually   traded  as   over-the-counter
              securities and quoted on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the fifth trading day immediately preceding the date of the Shareholders Meeting (the "Measurement Period") is $16.00 (the "Maximum Price") or greater, then the Exchange Ratio shall be 0.4063 (the "Minimum Exchange Ratio");

                           (ii) if the Base Period  Trading Price is $10.00 (the
              "Minimum Price") or less, then the Exchange Ratio shall be 0.4809 (the "Maximum Exchange Ratio");

                           (iii) if the Base  Period  Trading  Price is  greater
              than or equal to $12.00 (the "Lower Intermediate Price") and less than or equal to $13.375 (the "Upper Intermediate Price"), then the Exchange Ratio shall be 0.4486 (the "Intermediate Exchange Ratio"); and

                           (iv) if the  Base  Period  Trading  Price is (x) less
              than the Maximum Price but greater than the Upper Intermediate Price or (y) less than the Lower Intermediate Price but greater than the Minimum Price, then the Exchange Ratio shall be determined in accordance with the procedures described in Exhibit 6.

       Pursuant to the TheraTx Rights Agreement, each share of TheraTx Common Stock issued in connection with the Merger upon conversion of Helian Common Stock shall be accompanied by a TheraTx Right.

              3.2 ANTI-DILUTION PROVISIONS. In the event Helian changes the number of shares of Helian Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio and the amount of the Cash Payment (as appropriate) shall be proportionately adjusted. In the event TheraTx changes the number of shares of TheraTx Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be (a) prior to the expiration of the Measurement Period, (i) the Minimum Exchange Ratio, the Maximum Exchange Ratio, the Minimum Price, the Maximum Price, each Reference Price, each Reference Exchange Ratio and (except as provided in clause (ii) below) the Base Period Trading Price (as used in the formulae set forth in Section 3.1(c) and Exhibit 6) shall be proportionately adjusted to reflect the market effect of such stock split, stock dividend, or similar recapitalization, and (ii) if necessary, the Measurement Period and the anticipated Effective Time shall be postponed for an appropriate period of time agreed upon by the parties in order for the Base Period Trading Price to reflect the market effect of such stock split, stock dividend, or similar recapitalization, and (b) after expiration of the Measurement Period and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect the market effect of such stock split, stock dividend, or similar recapitalization.

              3.3 SHARES HELD BY HELIAN OR THERATX. Each of the shares of Helian Common Stock held by any Helian Company or by any TheraTx Company, in each case other than as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

              3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Helian Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of TheraTx Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of TheraTx Common Stock multiplied by the market value of one share of TheraTx Common Stock at the Effective

Time. The market value of one share of TheraTx Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

              3.5   CONVERSION OF RIGHTS; RESTRICTED STOCK.

                    (a) At the Effective Time, each option or other Right to purchase shares of Helian Common Stock pursuant to stock options or stock appreciation rights ("Helian Options") granted by Helian under the Helian Stock Plans and outstanding at the Effective Time, whether or not exercisable, and all other warrants or other Rights to purchase shares of Helian Common Stock (together with the Helian Options, the "Helian Rights"), shall be converted into and become rights with respect to TheraTx Common Stock, and TheraTx shall assume each Helian Right, in accordance with the terms of the Helian Stock Plan and stock option agreement or other agreement by which it is evidenced, except that from and after the Effective Time, (i) TheraTx and its Compensation Committee shall be substituted for Helian and the Committee of Helian's Board of Directors (including, if applicable, the entire Board of Directors of Helian) administering such Helian Stock Plan, (ii) each Helian Right assumed by TheraTx may be exercised solely for shares of TheraTx Common Stock (or cash, in the case of stock appreciation rights), (iii) the number of shares of TheraTx Common Stock subject to such Helian Right shall be equal to the number of shares of Helian Common Stock subject to such Helian Right immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such Helian Right shall be adjusted by dividing the per share exercise price under each such Helian Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, TheraTx shall not be obligated to issue any fraction of a share of TheraTx Common Stock upon exercise of Helian Rights and any fraction of a share of TheraTx Common Stock that otherwise would be subject to a converted Helian Right shall represent the right to receive a cash payment upon exercise of such converted Helian Right equal to the product of such fraction and the difference between the market value of one share of TheraTx Common Stock at the time of exercise of such Right and the per share exercise price of such Right. The market value of one share of TheraTx Common Stock at the time of exercise of a Right shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the date of exercise. In addition, notwithstanding the clauses (iii) and (iv) of the first sentence of this Section 3.5, each Helian Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code.

                    (b) All contractual restrictions or limitations on transfer with respect to Helian Common Stock awarded under the Helian Stock Plans or any other plan, program, Contract or arrangement of any Helian Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, Contract or arrangement, shall remain in full force and effect with respect to shares of TheraTx Common Stock into which such stock is converted pursuant to Section 3.1 of this Agreement.

                    (c) Immediately prior to the Effective Time, all then outstanding rights to acquire shares of Helian Common Stock under Helian's Employee Stock Purchase Plan (the "Helian ESPP") will be exercised for the purchase of shares of Helian Common Stock as provided in Section 8.15.

                    (d) Helian agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5, including using its reasonable efforts to obtain from each holder of a Helian Right any consent or agreement that may be deemed necessary or advisable in order to effectuate the transactions contemplated by this Section 3.5. Anything in this Agreement to the contrary notwithstanding, TheraTx shall have the right, in its sole discretion, not to deliver the consideration provided in this Section 3.5 to a former holder of a Helian Right who has not delivered such consent or agreement.

                                    ARTICLE 4
                               EXCHANGE OF SHARES

              4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, TheraTx and Helian shall cause the exchange agent selected by TheraTx (the "Exchange Agent") to mail to the former stockholders of Helian appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Helian Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Helian Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Helian Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of TheraTx Common Stock to which such holder may be otherwise entitled (without interest). TheraTx shall not be obligated to deliver the consideration to which any former holder of Helian Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of Helian Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Helian Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither TheraTx, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Helian Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

              4.2 RIGHTS OF FORMER HELIAN STOCKHOLDERS. At the Effective Time, the stock transfer books of Helian shall be closed as to holders of Helian Common Stock immediately prior to the Effective Time and no transfer of Helian Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Helian Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Helian in respect of such shares of Helian Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by TheraTx on the TheraTx Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of TheraTx Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Helian Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Helian Common Stock certificate, both the TheraTx Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF HELIAN

              Helian hereby represents and warrants to TheraTx as follows:

              5.1 ORGANIZATION, STANDING, AND POWER. Helian is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its  business  as now  conducted  and to own,  lease and  operate its Assets.
Helian is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian.

              5.2   AUTHORITY; NO BREACH BY AGREEMENT.

                    (a) Helian has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Helian, subject to the approval of this Agreement by the holders of a majority of the outstanding Helian Common Stock, which is the only stockholder vote required for approval of this Agreement and consummation of the Merger by Helian. Subject to such requisite stockholder approval, this Agreement (which for purposes of this sentence shall not include the Stock Option Agreement) represents a legal, valid, and binding obligation of Helian, enforceable against Helian in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                    (b) Neither the execution and delivery of this Agreement by Helian, nor the consummation by Helian of the transactions contemplated hereby, nor compliance by Helian with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Helian's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Helian Company under, any Contract (including any partnership agreement) or Permit of any Helian Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian, or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Helian Company or any of their respective material Assets.

                    (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Helian of the Merger and the other transactions contemplated in this Agreement.

              5.3   CAPITAL STOCK.

                    (a) The authorized capital stock of Helian consists of 20,000,000 shares of Helian Common Stock, of which 5,475,137 shares are issued and outstanding as of the date of this Agreement and not more than 6,047,638 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Helian are duly and validly issued and outstanding and are fully paid and nonassessable under the DGCL. None of the outstanding shares of capital stock of Helian has been issued in violation of any preemptive rights of the current or past stockholders of Helian.

                    (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided in the Stock Option Agreement, or as disclosed in Section 5.3 of the Helian Disclosure Memorandum, there are no shares of capital stock or other equity securities of Helian outstanding and no outstanding Rights relating to the capital stock of Helian.

              5.4 HELIAN SUBSIDIARIES. Helian has disclosed in Section 5.4 of the Helian Disclosure Memorandum all of the Helian Subsidiaries that are corporations (identifying its state of incorporation, each jurisdiction in which the character or location of the properties owned or leased by such Subsidiary requires it to be qualified and/or licensed to transact business, and number of shares owned and percentage interest represented by such share ownership) and all of the Helian Subsidiaries that are general or limited partnerships
(identifies whether each such Subsidiary is a general or limited partnership, its state of formation, each jurisdiction in which the character or location of the properties owned or leased by such Subsidiary requires it to be qualified and/or licensed to transact business, any other Subsidiary that owns a partnership interest therein (whether as a general or limited partner), and the amount of such partnership interest). Except as disclosed in Section 5.4 of the Helian Disclosure Memorandum, Helian or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock, partnership interests or other equity securities of each Helian Subsidiary. Except as disclosed in Section 5.4 of the Helian Disclosure Memorandum, no capital stock, partnership interests or other equity securities of any Helian Subsidiary are or may become required to be issued (other than to another Helian Company) by reason of any Rights, and there are no Contracts by which any Helian Subsidiary is bound to issue (other than to another Helian Company) additional shares of its capital stock, partnership interests or other equity securities or Rights or by which any Helian Company is or may be bound to transfer or purchase any shares of the capital stock, partnership interests or other equity securities of any Helian Subsidiary (other than to another Helian Company). There are no Contracts relating to the rights of any Helian Company to vote or to dispose of any shares of the capital stock or any partnership interests or other equity securities of any Helian Subsidiary. All of the shares of capital stock of each Helian Subsidiary held by a Helian Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Helian Company free and clear of any Lien. Each Helian Subsidiary is either a corporation or a general or limited partnership, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Helian Subsidiary is duly qualified or licensed to transact business as a foreign corporation or partnership in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian. The minute book and (for partnerships) partnership agreement for each Subsidiary and, as to each limited partnership, the certificate of limited partnership or other organizational documents, have been made available to TheraTx for its review, and, except as disclosed in
Section 5.4 of the Helian Disclosure Memorandum, are true and complete as in effect of the date of this Agreement and accurately reflect all amendments thereto and all proceedings thereof. The issuance of all limited partnership interests by each Helian Subsidiary that is a limited partnership was made pursuant to a valid exemption from registration under (i) the 1933 Act, and (ii) all applicable state blue sky or securities laws.

              5.5   SEC FILINGS; FINANCIAL STATEMENTS.

                    (a) Helian has filed and made available to TheraTx all forms, reports and documents required to be filed by Helian with the SEC since November 30, 1992, other than registration statements on Form S-8 (collectively, the "Helian SEC Reports"). The Helian SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Helian SEC Reports or necessary in order to make the statements in such Helian SEC Reports, in light of the circumstances under which they were made, not misleading. None of Helian's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                    (b) Except as disclosed in Section 5.5 of the Helian Disclosure Memorandum, each of the Helian Financial Statements (including, in each case, any related notes) contained in the Helian SEC Reports, including any Helian SEC Reports filed after the date of this Agreement until the Closing, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Helian and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

              5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since November 30, 1994, except as disclosed in the Helian Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.6 of the Helian Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian, and (ii) the Helian Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Helian provided in Article 7 of this Agreement.

              5.7 NO  LIABILITIES  AS GUARANTOR.  Except as disclosed in Section
5.7 of the Helian Disclosure Memorandum, no Helian Company is directly or indirectly liable, by guaranty, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amount in excess of $25,000.

              5.8   TAX MATTERS.

                    (a) All Tax returns required to be filed by or on behalf of any of the Helian Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before November 30, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Helian, and all returns filed are complete and accurate to the Knowledge of Helian. All Taxes shown on filed returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Helian, except as reserved against in the Helian Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the Helian Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                    (b) Except as disclosed in Section 5.8 of the Helian Disclosure Memorandum, none of the Helian Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                    (c) Adequate provision for any Taxes due or to become due for any of the Helian Companies for the period or periods through and including the date of the respective Helian Financial Statements has been made and is reflected on such Helian Financial Statements.

                    (d) Deferred Taxes of the Helian Companies have been provided for in accordance with GAAP.

                    (e) Each of the Helian Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian.

                    (f) No Helian Company, nor to the Knowledge of Helian, any predecessors to which any such entity has succeeded, has ever made an election under Section 341(f) of the Internal Revenue Code and no such entity is a United States real property holding corporation as defined in Section 897 of the Internal Revenue Code.

              5.9 ASSETS. Except as disclosed in Section 5.9 of the Helian Disclosure Memorandum or as disclosed or reserved against in the Helian Financial Statements delivered prior to the date of this Agreement, the Helian Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the Helian Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Helian's past practices. All items of inventory of the Helian Companies reflected on the May 31, 1995 consolidated balance sheet contained in the Helian Financial Statements consisted, and all such items on hand on the date of this Agreement consist of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which the Helian Companies are a part. All Assets which are material to Helian's business on a consolidated basis, held under leases or subleases by any of the Helian Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Helian Companies currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer health care organizations. Except as disclosed in Section 5.9 of the Helian Disclosure Memorandum, none of the Helian Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.9 of the Helian Disclosure Memorandum, there are presently no claims pending under such policies of insurance and no notices have been given by any Helian Company under such policies. The Assets of the Helian Companies include all assets required to operate the business of the Helian Companies as presently conducted.

              5.10 INTELLECTUAL PROPERTY. All of the Intellectual Property rights of the Helian Companies are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; and there have not been, and to the Knowledge of Helian, there currently are not any Defaults thereunder by any party. Helian or one of its Subsidiaries owns or is a valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. None of the Helian Companies or, to the Knowledge of Helian, their respective predecessors have misused the Intellectual Property rights of others and none of the Intellectual Property rights as used in the business conducted by any such entity infringes upon or otherwise violates the rights of others, nor has any person asserted a claim of such infringement. No Helian Company is obligated to pay any royalties to any person or entity with respect to any such Intellectual Property. Each Helian Company owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with the performance of any material Contract, proposal or letter of intent to which it is a party. Except as described in Section 5.10 of the Helian Disclosure Memorandum, no officer, director or employee of any Helian Company has entered into any Contract which requires such officer, director or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, patient lists or other business information or which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Helian Company.

              5.11  ENVIRONMENTAL MATTERS.

                    (a) To the Knowledge of Helian, each Helian Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian.

                    (b) To the Knowledge of Helian, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Helian Company or any of its Participation Facilities or Operating Properties has been or, with respect to threatened Litigation, may be named as a defendant

(i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to presence of or the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Helian Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian.

                    (c)  Except  as  disclosed  in  Section  5.11 of the  Helian
Disclosure Memorandum, to the Knowledge of Helian, there are no Hazardous Materials present in, on, under or affecting (or potentially affecting), and no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) any site owned, leased or operated by any Helian Company or any of its Participation Facilities, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian.

              5.12 COMPLIANCE WITH LAWS. Each Helian Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted including, without limitation, the right to receive Medicare and Medicaid reimbursements, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian. Except as disclosed in Section 5.12 of the Helian Disclosure Memorandum, none of the Helian Companies:

                  (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian; and

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Helian Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian, or
       (iii) requiring any Helian Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

The right of (i) the Helian Companies, or (ii) to the Knowledge of Helian, any licensed professional or other individual affiliated with any Helian Company, to receive Medicare or Medicaid reimbursements has not been terminated or otherwise adversely affected as a result of any investigation or action by any Regulatory Authority; provided, that, with respect to persons identified in clause (ii) above, only to the extent such termination or other adverse affect would materially and adversely affect such Helian Company. Except disclosed in Section
5.12 of the Helian Disclosure Memorandum, no Helian Company, nor to the Knowledge of Helian, any licensed professional or other individual affiliated therewith, has, during the past three (3) years, been the subject of any inspection, investigation, survey, audit or monitoring by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency, which has resulted in an outstanding deficiency which would have or is reasonably likely to have a Material Adverse Effect on Helian. Copies of all material reports, correspondence, notices and other documents relating to any such inspection, investigation, survey, audit, monitoring or other form of review by a Regulatory Authority to which any of the foregoing has been subject have been made available to TheraTx.

              5.13 LABOR RELATIONS. No Helian Company is the subject of any Litigation asserting that it or any other Helian Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Helian Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Helian Company, pending or threatened, or to the Knowledge of Helian, is there any activity involving any Helian Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

              5.14  EMPLOYEE BENEFIT PLANS.

                    (a)  Helian  has  disclosed  in  Section  5.14 of the Helian
Disclosure Memorandum, and has delivered or made available to TheraTx prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Helian Company or ERISA Affiliate (as defined in Section 5.14(c)) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Helian Benefit Plans"). Any of the Helian Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Helian ERISA Plan." Each Helian ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Helian Pension Plan." No Helian Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                    (b) All Helian Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian. Each Helian ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Helian is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Helian, no Helian Company has engaged in a transaction with respect to any Helian Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Helian Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian.

                    (c) No Helian Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Helian Pension Plan, (ii) no change in the actuarial assumptions with respect to any Helian Pension Plan, and (iii) no increase in benefits under any Helian Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian or materially adversely affect the funding status of any such plan. Neither any Helian Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Helian Company, or the single-employer plan of any entity which is considered one employer with Helian under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Helian. No Helian Company has provided, or is required to provide, security to a Helian Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                    (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Helian Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on Helian. No Helian Company has incurred any withdrawal Liability with respect to a multiemployer plan under

Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on Helian. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Helian Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                    (e) Except as disclosed in Section 5.14 of the Helian Disclosure Memorandum, no Helian Company has any Liability for retiree health and life benefits under any of the Helian Benefit Plans and there are no restrictions on the rights of such Helian Company to amend or terminate any such retiree health and benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Helian.

                    (f) Except as disclosed in Section 5.14 of the Helian Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Helian Company from any Helian Company under any Helian Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Helian Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian.

                    (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Helian Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Helian Financial Statements to the extent required by and in accordance with GAAP.

              5.15 MATERIAL CONTRACTS. Except as disclosed in Section 5.15 of the Helian Disclosure Memorandum or otherwise reflected in the Helian Financial Statements, none of the Helian Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, medical director, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any Helian Company or the guarantee by any Helian Company of any such obligation (other than Contracts evidencing deposit liabilities, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any capitation or partial capitation agreements with health care payors, and (iv) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Helian with the SEC as of the date of this Agreement that has not been filed as an exhibit to Helian's Form 10-K filed for the fiscal year ended November 30, 1994, or in another SEC Document and identified to TheraTx (together with all Contracts referred to in Sections 5.9 and 5.14(a) of this Agreement, the "Helian Contracts"). With respect to each Helian Contract and except as disclosed in Section 5.15 of the Helian Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Helian Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian; (iii) no Helian Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Helian, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian, or has repudiated or waived any material provision thereunder. With respect to Contracts relating to indebtedness of any Helian Company, Section
5.15 of the Helian Disclosure Memorandum sets forth the name of the principal obligor, all guarantors, the principal amounts outstanding as of June 30, 1995, per annum interest rates and maturity dates for all such indebtedness. Except as disclosed in Section 5.15 of the Helian Disclosure Memorandum, all of the indebtedness of any Helian Company for money borrowed is prepayable at any time by such Helian Company without penalty or premium. Except as disclosed in
Section 5.15 of the Helian Disclosure Memorandum, no Helian Company has any Liabilities to any Affiliate.

              5.16 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Helian, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Helian Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Helian Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian. Section 5.16 of the Helian Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Helian Company is a party and which names a Helian Company as a defendant or cross defendant.

              5.17 REPORTS. Subject to the provisions of Section 5.5, since January 1, 1992, or the date of organization if later, each Helian Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with other Regulatory Authorities (including any applicable state securities or healthcare authorities), other than failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

              5.18 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Helian Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by TheraTx with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Helian Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Helian's stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by a Helian Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of Helian, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Helian Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

              5.19 ACCOUNTING, TAX AND REGULATORY MATTERS. No Helian Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

              5.20 STATE TAKEOVER LAWS. Each Helian Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable state takeover Law, including Section 203 of the DGCL.

              5.21 CHARTER PROVISIONS. Each Helian Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Certificate or Articles of Incorporation, Bylaws or other governing instruments of any Helian Company or restrict or impair the ability of TheraTx or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Helian Company that may be directly or indirectly acquired or controlled by it.


                                    ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF THERATX

              TheraTx hereby represents and warrants to Helian as follows:

              6.1 ORGANIZATION, STANDING, AND POWER. TheraTx is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. TheraTx is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx.

              6.2   AUTHORITY; NO BREACH BY AGREEMENT.

                    (a) TheraTx has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of TheraTx. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of TheraTx, enforceable against TheraTx in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                    (b) Neither the execution and delivery of this Agreement by TheraTx, nor the consummation by TheraTx of the transactions contemplated hereby, nor compliance by TheraTx with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of TheraTx's Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any TheraTx Company under, any Contract or Permit of any TheraTx Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx, or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any TheraTx Company or any of their respective material Assets.

                    (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by TheraTx of the Merger and the other transactions contemplated in this Agreement.

              6.3   CAPITAL STOCK.

                    (a) The authorized capital stock of TheraTx consists of (i) 30,000,000 shares of TheraTx Common Stock, of which 18,712,498 shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of TheraTx Preferred Stock, none of which is issued and outstanding. All of the issued and outstanding shares of TheraTx Capital Stock are, and all of the shares of TheraTx Common Stock to be issued in exchange for shares of Helian Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of TheraTx Capital Stock has been, and none of the shares of TheraTx Common Stock to be issued in exchange for shares of Helian Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of TheraTx.

                    (b) Except as set forth in Section 6.3(a) of this Agreement, or pursuant to the TheraTx Rights Agreement, or as disclosed in Section 6.3 of the TheraTx Disclosure Memorandum, there are no shares of capital stock or other equity securities of TheraTx outstanding and no outstanding Rights relating to the capital stock of TheraTx.

              6.4   SEC FILINGS; FINANCIAL STATEMENTS.

                    (a) TheraTx has filed and made available to Helian all forms, reports and documents required to be filed by TheraTx with the SEC since December 31, 1992, other than registration statements on Form S-8 (collectively, the "TheraTx SEC Reports"). The TheraTx SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such TheraTx SEC Reports or necessary in order to make the statements in such TheraTx SEC Reports, in light of the circumstances under which they were made, not misleading. None of TheraTx's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                    (b) Each of the TheraTx Financial Statements (including, in each case, any related notes) contained in the TheraTx SEC Reports, including any TheraTx SEC Reports filed after the date of this Agreement until the Closing, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of TheraTx and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

              6.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1994, except as disclosed in the TheraTx Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.5 of the TheraTx Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx, and (ii) the TheraTx Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of TheraTx provided in Article 7 of this Agreement.

              6.6   TAX MATTERS.

                    (a) All Tax returns required to be filed by or on behalf of any of the TheraTx Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on TheraTx, and all returns filed are complete and accurate to the Knowledge of TheraTx. All Taxes shown on filed returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on TheraTx, except as reserved against in the TheraTx Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 6.6 of the TheraTx Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                    (b) None of the TheraTx Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                    (c) Adequate provision for any Taxes due or to become due for any of the TheraTx Companies for the period or periods through and including the date of the respective TheraTx Financial Statements has been made and is reflected on such TheraTx Financial Statements.

                    (d) Deferred Taxes of the TheraTx Companies have been provided for in accordance with GAAP.

                    (e) Each of the Helian Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Helian.

              6.7 ASSETS. Except as disclosed in Section 6.7 of the TheraTx Disclosure Memorandum or as disclosed or reserved against in the TheraTx Financial Statements delivered prior to the date of this Agreement, the TheraTx Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the TheraTx Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with TheraTx's past practices. All items of inventory of the TheraTx Companies reflected on the May 31, 1995 consolidated balance sheet contained in the TheraTx Financial Statements consisted, and all such items on hand on the date of this Agreement consist of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which the TheraTx Companies are a part. All Assets which are material to TheraTx's business on a consolidated basis, held under leases or subleases by any of the TheraTx Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The TheraTx Companies currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer health care organizations. None of the TheraTx Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or
(ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of the TheraTx Companies include all assets required to operate the business of the TheraTx Companies as presently conducted.

              6.8 INTELLECTUAL PROPERTY. All of the Intellectual Property rights of the TheraTx Companies are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; and there have not been, and to the Knowledge of TheraTx, there currently are not any Defaults thereunder by any party. TheraTx or one of its Subsidiaries owns or is a valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. None of the TheraTx Companies or, to the Knowledge of TheraTx, their respective predecessors have misused the Intellectual Property rights of others and none of the Intellectual Property rights as used in the business conducted by any such entity infringes upon or otherwise violates the rights of others, nor has any person asserted a claim of such infringement. No TheraTx Company is obligated to pay any royalties to any person or entity with respect to any such Intellectual Property. Each TheraTx Company owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with the performance of any material Contract, proposal or letter of intent to which it is a party.

              6.9   ENVIRONMENTAL MATTERS.

                    (a) To the Knowledge of TheraTx, each TheraTx Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx.

                    (b) To the Knowledge of TheraTx, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any TheraTx Company or any of its Participation Facilities or Operating Properties has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to presence of or the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any TheraTx Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx.

                    (c) To the Knowledge of TheraTx, there are no Hazardous Materials present in, on, under or affecting (or potentially affecting), and no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) any site owned, leased or operated by any TheraTx Company or any of its Participation Facilities, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx.

              6.10 COMPLIANCE WITH LAWS. Each TheraTx Company has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx. Except as disclosed in Section 6.10 of the TheraTx Disclosure Memorandum, no TheraTx
Company:

                  (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx; and

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any TheraTx Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx, or (iii) requiring any TheraTx Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business.

The right of (i) the TheraTx Companies, or (ii) to the Knowledge of TheraTx, any licensed professional or other individual affiliated with any TheraTx Company, to receive Medicare or Medicaid reimbursements has not been terminated or otherwise adversely affected as a result of any investigation or action by any Regulatory Authority; provided, that, with respect to persons identified in clause (ii) above, only to the extent such termination or other adverse affect would materially and adversely affect such TheraTx Company. Except disclosed in Section 6.10 of the TheraTx Disclosure Memorandum, no TheraTx Company, nor to the Knowledge of TheraTx, any licensed professional or other individual affiliated therewith, has, during the past three (3) years, been the subject of any inspection, investigation, survey, audit or monitoring by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency, which has resulted in an outstanding deficiency which would have or is reasonably likely to have a Material Adverse Effect on TheraTx.

              6.11 LABOR RELATIONS. No TheraTx Company is the subject of any Litigation asserting that it or any other TheraTx Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other TheraTx Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any TheraTx Company, pending or threatened, or to the Knowledge of TheraTx, is there any activity involving any TheraTx Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

              6.12  EMPLOYEE BENEFIT PLANS.

                    (a) TheraTx has delivered or made available to Helian prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any TheraTx Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "TheraTx Benefit Plans"). Any of the TheraTx Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "TheraTx ERISA Plan." Each TheraTx ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue
Code) is referred to herein as a "TheraTx Pension Plan." No TheraTx Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                    (b) All TheraTx Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx. Each TheraTx ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and TheraTx is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of TheraTx, no TheraTx Company has engaged in a transaction with respect to any TheraTx Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any TheraTx Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or
Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx.

                    (c) No TheraTx Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of a TheraTx Pension Plan, (ii) no change in the actuarial assumptions with respect to any TheraTx Pension Plan, and (iii) no increase in benefits under any TheraTx Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx or materially adversely affect the funding status of any such plan. Neither any TheraTx Pension Plan nor any "single-employer plan," within the meaning of
Section  4001(a)(15) of ERISA,
currently or formerly maintained by any TheraTx Company, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on TheraTx. No TheraTx Company has provided, or is required to provide, security to a TheraTx Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Code.

                    (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any TheraTx Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on TheraTx. No TheraTx Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on TheraTx. No notice of a "reportable event," within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any TheraTx Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                    (e) Except as disclosed in Section 6.12 of the TheraTx Disclosure Memorandum, no TheraTx Company has any Liability for retiree health and life benefits under any of the TheraTx Benefit Plans and there are no restrictions on the rights of such TheraTx Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on TheraTx.

              6.13 MATERIAL CONTRACTS. Except as disclosed in Section 6.13 of the TheraTx Disclosure Memorandum or otherwise reflected in the TheraTx Financial Statements, none of the TheraTx Companies, nor any of their respective Assets, business, or operations, is a party to, or is bound or affected by, or receives benefits under any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by TheraTx with the SEC as of the date of this Agreement that has not been filed as an exhibit to TheraTx's Form 10-K filed for the fiscal year ended December 31, 1994 (the "TheraTx Contracts"). With respect to each TheraTx Contract and except as disclosed in Section 6.13 of the TheraTx Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no TheraTx Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx; (iii) no TheraTx Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the knowledge of TheraTx, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx, or has repudiated or waived any material provision thereunder.

              6.14  LEGAL  PROCEEDINGS.  There is no  Litigation  instituted  or pending, or, to the Knowledge of TheraTx, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any TheraTx Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any TheraTx Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx.

              6.15 REPORTS. Subject to the provisions of Section 6.4, since January 1, 1992, or the date of organization if later, each TheraTx Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) other Regulatory Authorities, and (ii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TheraTx). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

              6.16 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any TheraTx Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by TheraTx with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any TheraTx Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Helian's stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by any TheraTx Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of Helian, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any TheraTx Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

              6.17 AUTHORITY OF MERGER SUB. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware as a wholly owned Subsidiary of TheraTx. The authorized capital stock of Merger Sub shall consist of 1,000 shares of Merger Sub Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by TheraTx free and clear of any Lien. Merger Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Merger Sub. This Agreement represents a legal, valid, and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

              6.18 ACCOUNTING, TAX AND REGULATORY MATTERS. No TheraTx Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.


                                    ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

              7.1  AFFIRMATIVE  COVENANTS  OF  HELIAN.  From  the  date  of this
Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, Helian shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of this Agreement, or (ii) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

              7.2 NEGATIVE COVENANTS OF HELIAN. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Helian covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of TheraTx, which consent shall not be unreasonably withheld:

                  (a) amend   the  Certificate  or  Articles  of  Incorporation,
       Bylaws or other governing instruments of any Helian Company, or

                  (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Helian Company to another Helian Company) in excess of an aggregate of $50,000 (for the Helian Companies on a consolidated basis) except in the ordinary course of the business of Helian Subsidiaries consistent with past practices, or impose, or suffer the imposition, on any Asset of any Helian Company of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the Helian Disclosure Memorandum); or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Helian Company, or declare or pay any dividend or make any other distribution in respect of Helian's capital stock; or

                  (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or pursuant to the Stock Option Agreement, or as disclosed in Section 7.2(d) of the Helian Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Helian Common Stock or any other capital stock of any Helian Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                  (e) adjust, split, combine or reclassify any capital stock of any Helian Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Helian Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Helian Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Helian Company) or any Asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                  (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Helian Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any Helian Company, except in accordance with past practice disclosed in Section 7.2(g) of the Helian Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Helian Disclosure Memorandum; and enter into or amend any severance agreements with officers of any Helian Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any Helian Company except in accordance with past practice disclosed in
       Section 7.2(g) of the Helian Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                  (h) enter into or amend any employment Contract between any Helian Company and any Person (unless such amendment is required by Law) that the Helian Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

                  (i) adopt any new employee benefit plan of any Helian Company or make any material change in or to any existing employee benefit plans of any Helian Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                  (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or GAAP; or

                  (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Helian Company for material money damages or restrictions upon the operations of any Helian Company; or

                  (l)  modify,   amend  or  terminate   any  material   Contract
       (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

              7.3 COVENANTS OF THERATX. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, TheraTx covenants and agrees that it shall (x) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the TheraTx Common Stock and the business prospects of the TheraTx Companies, and (y) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c) of this Agreement, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any TheraTx Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of TheraTx, desirable in the conduct of the business of TheraTx and its Subsidiaries. TheraTx further covenants and agrees that it will not, without the prior written consent of the chief executive officer of Helian, which consent shall not be unreasonably withheld, amend the Certificate of Incorporation or Bylaws of TheraTx or the TheraTx Rights Agreement, in each case, in any manner adverse to the holders of Helian Common Stock.

              7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

              7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

              8.1 REGISTRATION STATEMENT; PROXY STATEMENT; STOCKHOLDER APPROVAL. TheraTx shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of TheraTx Common Stock upon consummation of the Merger. Helian shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as TheraTx may reasonably request in connection with such action. Helian shall prepare and file with the SEC the Proxy Statement. TheraTx shall cooperate in the preparation and filing of the Proxy Statement and shall furnish all information concerning it as Helian may reasonably request in connection with such action. Helian shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) Helian shall mail the Proxy Statement to its stockholders as soon as practicable after the Registration Statement is declared effective by the SEC, (ii) the Board of Directors of Helian shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its stockholders the approval of this Agreement, and (iv) the Board of Directors and officers of Helian shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such stockholders' approval. TheraTx and Helian shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder.

              8.2 EXCHANGE LISTING. TheraTx shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of TheraTx Common Stock to be issued to the holders of Helian Common Stock pursuant to the Merger.

              8.3 APPLICATIONS; ANTITRUST NOTIFICATION. TheraTx shall promptly prepare and file, and Helian shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act.

              8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Helian shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

              8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement or the Stock Option Agreement. Each Party shall use, and shall cause each of its

Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

              8.6   INVESTIGATION AND CONFIDENTIALITY.

                    (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                    (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                    (c) Helian shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Transaction with Helian to preserve the confidentiality of the information relating to Helian provided to such Persons and their Affiliates and Representatives.

                    (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

              8.7 PRESS RELEASES. Prior to the Effective Time, Helian and TheraTx shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section
8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

              8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no Helian Company nor any Affiliate thereof nor any Representatives thereof retained by any Helian Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Helian's Board of Directors as advised by counsel, no Helian Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Helian may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Helian shall promptly notify TheraTx orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction.
Helian shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

              8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.

              8.10 STATE TAKEOVER LAWS. Each Helian Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable state takeover Law, including Section 203 of the DGCL.

              8.11 CHARTER PROVISIONS. Each Helian Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles or Certificate of Incorporation, Bylaws or other governing instruments of any Helian Company or restrict or impair the ability of TheraTx or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Helian Company that may be directly or indirectly acquired or controlled by it.

              8.12 AGREEMENT OF AFFILIATES. Helian has disclosed in Section 8.12 of the Helian Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Helian for purposes of Rule 145 under the 1933 Act. Helian shall use its reasonable efforts to cause each such Person to deliver to TheraTx not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Helian Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of TheraTx Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of TheraTx and Helian have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of TheraTx Common Stock issued to such affiliates of Helian in exchange for shares of Helian Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of TheraTx and Helian have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and TheraTx shall be entitled to place restrictive legends upon certificates for shares of TheraTx Common Stock issued to affiliates of Helian pursuant to this Agreement to enforce the provisions of this Section 8.12). TheraTx shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of TheraTx Common Stock by such affiliates.

              8.13 EMPLOYEE BENEFITS AND CONTRACTS. For purposes of participation and vesting under employee benefit plans of TheraTx, the service of the employees of the Helian Companies prior to the Effective Time shall be treated as service with a TheraTx Company participating in such employee benefit plans. TheraTx also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the Helian Disclosure Memorandum to TheraTx between any Helian Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Helian Benefit Plans.

              8.14  INDEMNIFICATION.

                    (a) For a period of six years after the Effective Time, TheraTx shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Helian Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Delaware Law and by Helian's Certificate of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, TheraTx shall cause the Surviving Corporation to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between TheraTx and the Indemnified Party.

                    (b) TheraTx shall, or shall cause the Surviving Corporation to, use its reasonable efforts (and Helian shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of six years after the Effective Time Helian's existing directors' and officers' liability insurance policy (provided that TheraTx may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Helian given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that neither TheraTx nor the Surviving Corporation shall be obligated to make total premium payments for such six-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Helian's directors and officers, 150% of the annual premium payments on Helian's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, TheraTx shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                    (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify TheraTx thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) TheraTx or the Surviving Corporation shall have the right to assume the defense thereof and TheraTx shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if TheraTx or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between TheraTx or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and TheraTx or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that TheraTx shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) TheraTx shall not be liable for any settlement effected without its prior written consent; and provided further that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                    (d) If the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 8.14.

                    (e) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

              8.15  STOCK PLANS.

                    (a) As soon as practicable after the Effective Time, TheraTx shall deliver to the participants in the Helian Option Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to the Helian Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5 after giving effect to the Merger), and TheraTx shall comply with the terms of the Helian Option Plan to ensure, to the extent required by, and subject to the provisions of, the Helian Option Plan, that Helian Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

                    (b) Helian shall take actions as are necessary to cause the "Purchase Date" (as such term is used in the Helian ESPP applicable to the then current Offering Period (as such term is used in the Helian ESPP)) to be the last trading day on which the Helian Common Stock is traded on the NASDAQ National Market immediately prior to the Effective Time (the "Final Helian Purchase Date"); provided, that, such change in the Purchase Date, Helian shall apply the funds credited as of such date under the Helian ESPP within each participant's payroll withholdings account to the purchase of whole shares of Helian Common Stock in accordance with the terms of the Helian ESPP.

                    (c) TheraTx shall take all corporate action necessary to reserve for issuance a sufficient number of shares of TheraTx Common Stock for delivery under each Helian Option Plan assumed in accordance with Section 3.5(a). As soon as practicable after the Effective Time, TheraTx shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Helian Common Stock subject to such options (if any) and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, TheraTx shall administer the Helian Option Plan assumed pursuant to Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Helian Option Plan complied with such rule prior to the Merger.


                                    ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

              9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:

                  (a) STOCKHOLDER APPROVAL. The stockholders of Helian shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

                  (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of TheraTx would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                  (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of TheraTx would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                  (d) LEGAL PROCEEDINGS.  No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                  (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of TheraTx Common Stock issuable pursuant to the Merger shall have been received.

                  (f) EXCHANGE LISTING. The shares of TheraTx Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

                  (g) TAX MATTERS. Each Party shall have received a written opinion of counsel from Alston & Bird, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Helian Common Stock for TheraTx Common Stock will not give rise to gain or loss to the stockholders of Helian with respect to such exchange (except to the extent of any cash received), and (iii) none of Helian, Merger Sub or TheraTx will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Helian and TheraTx reasonably satisfactory in form and substance to such counsel.

              9.2 CONDITIONS TO OBLIGATIONS OF THERATX. The obligations of TheraTx to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by TheraTx pursuant to Section 11.6(a) of this Agreement:

                  (a)  REPRESENTATIONS  AND  WARRANTIES.  For  purposes  of this
       Section 9.2(a), the accuracy of the representations and warranties of Helian set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Helian set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Helian set forth in Sections 5.19, 5.20, and 5.21 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Helian set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.19, 5.20, and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Helian; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Helian to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) CERTIFICATES. Helian shall have delivered to TheraTx (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Helian's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as TheraTx and its counsel shall request.

                  (d) OPINION OF COUNSEL. TheraTx shall have received an opinion of Gray Cary Ware & Freidenrich, counsel to Helian, dated as of the Closing, in form reasonably satisfactory to TheraTx, as to the matters set forth in Exhibit 4.

                  (e) ACCOUNTANT'S LETTERS. TheraTx shall have received from independent auditors reasonably acceptable to TheraTx letters dated not more than five days prior to (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding Helian, in form and substance reasonably satisfactory to TheraTx, which letters shall be based upon customary specified procedures undertaken by such firm in accordance with Statement of Auditing Standard No. 72.

                  (f) AFFILIATES AGREEMENTS. TheraTx shall have received from each affiliate of Helian the affiliates letter referred to in Section
       8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of TheraTx that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

                  (g) POOLING LETTERS. TheraTx shall have received (i) letters, dated as of the date of the filing of the Registration Statement with the SEC and as of the Effective Time, in form and substance reasonably acceptable to TheraTx, from Ernst & Young LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment, and
       (ii) letters, dated as of a date not later than ten (10) days after the date of this Agreement, as of the date of the filing of the Registration Statement with the SEC and as of the Effective Time, in form and substance reasonably acceptable to TheraTx, from Coopers & Lybrand L.L.P. to the effect that such firm is not aware of any matters relating to Helian and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

                  (h) RESIGNATIONS. TheraTx shall have received the written resignation of each director and officer of Helian, in form and substance reasonably acceptable to TheraTx.

              9.3 CONDITIONS TO OBLIGATIONS OF HELIAN. The obligations of Helian to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Helian pursuant to Section 11.6(b) of this Agreement:

                  (a)  REPRESENTATIONS  AND  WARRANTIES.  For  purposes  of this
       Section 9.3(a), the accuracy of the representations and warranties of TheraTx set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of TheraTx set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of TheraTx set forth in Sections 6.17 and 6.18 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of TheraTx set forth in this Agreement (including the representations and warranties set forth in Sections 6.17 and 6.18) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on TheraTx; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of TheraTx to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) CERTIFICATES. TheraTx shall have delivered to Helian (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by TheraTx's Board of Directors and Merger Sub's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Helian and its counsel shall request.

                  (d) OPINION OF COUNSEL. Helian shall have received an opinion of Alston & Bird, counsel to TheraTx, dated as of the Effective Time, in form reasonably acceptable to Helian, as to the matters set forth in
       Exhibit 5.


                                   ARTICLE 10
                                   TERMINATION

              10.1  TERMINATION.  Notwithstanding  any other  provision  of this
Agreement, and notwithstanding the approval of this Agreement by the stockholders of Helian, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) By mutual consent of the Board of Directors of TheraTx and the Board of Directors of Helian; or

                  (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty contained in this Agreement of the other Party which cannot be or has not been cured within 30 days after the giving of written notice to such Party of such inaccuracy and which inaccuracy would provide the other Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Helian and Section 9.3(a) of this Agreement in the case of TheraTx; or

                  (c) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                  (d) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of Helian fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the DGCL and the rules of the NASD at the Stockholders' Meeting where the transactions were presented to such stockholders for approval and voted upon; or

                  (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by March 31, 1996, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                  (f) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this

       Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement;

                  (g) By the Board of Directors of Helian (provided that Helian is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that the Board of Directors of Helian shall have affirmed, recommended or authorized entering into any other Acquisition Proposal or other transaction involving a merger, share exchange, consolidation or transfer of substantially all of the Assets of Helian;

                  (h) By the Board of Directors of Helian (provided that Helian is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) within two (2) days after close of the Measurement Period in the event that the Base Period Trading Price is less than $12.25;

                  (i) By TheraTx, if either a "Purchase Event" or a "Preliminary Purchase Event," as such terms are defined in the Stock Option Agreement, shall have occurred; or

                  (j) By TheraTx, if, prior to 8:00 a.m. Eastern Time on August 30, 1995, Helian does not execute and deliver to TheraTx the Stock Option Agreement or Helian does not deliver to TheraTx executed Stockholder Agreements in accordance with Section 1.5.

              10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. The Stock Option Agreement and each Stockholder Agreement shall be governed by its own terms as to its termination.

              10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.12 and 8.14 of this Agreement.


                                   ARTICLE 11
                                  MISCELLANEOUS

              11.1  Definitions.

                    (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                  "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                  "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Stock Option Agreement and the other Exhibits delivered pursuant hereto and incorporated herein by reference.

                  "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by Helian and filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by Section 1.1 of this Agreement.

                  "CLOSING DATE" shall mean the date on which the Closing occurs.
                  "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                  "DGCL" shall mean the Delaware General Corporation Law.

                  "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States
       Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EXHIBITS" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                  "HAZARDOUS  MATERIAL" shall mean (i) any hazardous  substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental
       Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                  "HELIAN COMMON STOCK" shall mean the $.01 par value common stock of Helian.

                  "HELIAN COMPANIES" shall mean, collectively, Helian and all Helian Subsidiaries.

                  "HELIAN DISCLOSURE MEMORANDUM" shall mean the written information entitled "Helian Disclosure Memorandum" delivered prior to the date of this Agreement to TheraTx describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                  "HELIAN FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Helian as of May 31, 1995, and as of November 30, 1994 and 1993, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended May 31, 1995, and for each of the three fiscal years ended November 30, 1994, 1993 and 1992, as filed by Helian in SEC Documents, and (ii) the consolidated balance sheets of Helian (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to May 31, 1995.

                  "HELIAN STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Helian designated as follows: Key Managers Incentive Compensation Plan, Executive Directors Incentive Compensation Plan, Employee Stock Purchase Plan, and Amended and Restated 1989 Stock Option Plan.

                  "HELIAN SUBSIDIARIES" shall mean the Subsidiaries of Helian, which shall include the Helian Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Helian in the future and owned by Helian at the Effective Time.

                  "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, tradenames, applications therefor, technology rights and licenses, computer software (including, without limitation, any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions and intellectual property rights.

                  "INTERNAL  REVENUE CODE" shall mean the Internal  Revenue Code
       of  1986,  as  amended,   and  the  rules  and  regulations   promulgated
       thereunder.

                  "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, General Counsel, or any Senior or Executive

       Vice  President  of such  Person and the  knowledge  of any such  persons
       obtained  or  which   would  have  been   obtained   from  a   reasonable
       investigation.

                  "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than Liens for current property Taxes not yet due and payable and other than easements on real property which do not materially and adversely affect the ownership or use of such real property.

                  "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                  "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  "MATERIAL  ADVERSE  EFFECT"  on a Party  shall  mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of
       (x) changes in healthcare and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

                  "MERGER SUB COMMON STOCK" shall mean the $1.00 par value common stock of Merger Sub.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "NASDAQ NATIONAL MARKET" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.
                  "1933 ACT" shall mean the Securities Act of 1933, as amended.

                  "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "OPERATING PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds any interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

                  "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, such term means the owner or operator of such facility or property, but only with respect to such facility or property.

                  "PARTY" shall mean either Helian or TheraTx, and "Parties" shall mean both Helian and TheraTx.

                  "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

                  "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "PROXY STATEMENT" shall mean the proxy statement used by Helian to solicit the approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of TheraTx relating to the issuance of the TheraTx Common Stock to holders of Helian Common Stock.

                  "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by TheraTx under the 1933 Act with respect to the shares of TheraTx Common Stock to be issued to the stockholders of Helian in connection with the transactions contemplated by this Agreement.

                  "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice and any other federal, state, county, local or other governmental or regulatory agencies, authorities, instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

                  "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                  "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

                  "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "STOCKHOLDERS'   MEETING"   shall  mean  the  meeting  of  the
       stockholders of Helian to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                  "STOCK OPTION AGREEMENT" shall mean the Stock Option Agreement issued to TheraTx by Helian, substantially in the form of Exhibit 1 to this Agreement.

                  "SUBSIDIARIES" shall mean all those corporations or other entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent or (ii) in the case of partnerships, serves as a general partner.

                  "SURVIVING CORPORATION" shall mean Helian as the surviving corporation resulting from the Merger.

                  "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

                  "THERATX CAPITAL STOCK" shall mean, collectively, the TheraTx Common Stock, the TheraTx Preferred Stock and any other class or series of capital stock of TheraTx.

                  "THERATX COMMON STOCK" shall mean the $.001 par value common stock of TheraTx.

                  "THERATX COMPANIES" shall mean, collectively, TheraTx and all TheraTx Subsidiaries.

                  "THERATX DISCLOSURE MEMORANDUM" shall mean the written information entitled "TheraTx Disclosure Memorandum" delivered prior to the date of this Agreement to Helian describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                  "THERATX FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of TheraTx as of June 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1995, and for each of the three years ended December 31, 1994, 1993 and 1992, as filed by TheraTx in SEC Documents, and (ii) the consolidated statements of condition of TheraTx (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

                  "THERATX PREFERRED STOCK" shall mean the $.001 par value preferred stock of TheraTx.

                  "THERATX RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the TheraTx Rights Agreement.

                  "THERATX RIGHTS AGREEMENT" shall mean that certain Rights Agreement, dated July 28, 1995, between TheraTx and U.S. Stock Transfer Corporation, as Rights Agent.

                  "THERATX SUBSIDIARIES" shall mean the Subsidiaries of TheraTx, which shall include any corporation or other organization acquired as a Subsidiary of TheraTx in the future and owned by TheraTx at the Effective Time.

                  (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

              Base Period Trading Price                          Section 3.1
              Closing                                            Section 1.2
              Effective Time                                     Section 1.3
              ERISA Affiliate                                    Section 5.14
              Exchange Agent                                     Section 4.1
              Exchange Ratio                                     Section 3.1
              Final Helian Purchase Date                         Section 8.15
              Helian Benefit Plans                               Section 5.14
              Helian Contracts                                   Section 5.15
              Helian ESPP                                        Section 3.5
              Helian ERISA Plan                                  Section 5.14
              Helian Options                                     Section 3.5
              Helian Pension Plan                                Section 5.14
              Helian Rights                                      Section 3.5
              Helian SEC Reports                                 Section 5.5
              Indemnified Party                                  Section 8.14
              Maximum Amount                                     Section 8.14
              Maximum Exchange Ratio                             Section 3.1
              Maximum Price                                      Section 3.1
              Measurement Period                                 Section 3.1
              Merger                                             Section 1.1
              Minimum Exchange Ratio                             Section 3.1
              Minimum Price                                      Section 3.1
              Reference Exchange Ratio                           Exhibit 6
              Reference Price                                    Exhibit 6
              Stockholder Agreement                              Section 1.5
              Tax Opinion                                        Section 9.1
              TheraTx Benefit Plans                              Section 6.12
              TheraTx Contracts                                  Section 6.13
              TheraTx ERISA Plan                                 Section 6.12
              TheraTx Pension Plan                               Section 6.12
              TheraTx SEC Reports                                Section 6.4

                    (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

              11.2  EXPENSES.

                    (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy

Statement and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.

                    (b) Notwithstanding the foregoing, if this Agreement is terminated by Helian pursuant to Section 10.1(h), then TheraTx shall promptly pay Helian the sum of $300,000 by wire transfer of immediately available funds.

                    (c) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

              11.3 BROKERS AND FINDERS. Except for Carleton McCreary, Holmes & Co., as to Helian and except for Robertson, Stephens & Company as to TheraTx, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Helian or TheraTx, each of Helian and TheraTx, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

              11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in
Section 8.14 of this Agreement.

              11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Helian Common Stock, there shall be made no amendment that pursuant to Section 251(d) of the DGCL requires further approval by such stockholders without the further approval of such stockholders.

              11.6  WAIVERS.

                    (a) Prior to or at the Effective Time, TheraTx, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Helian, to waive or extend the time for the compliance or fulfillment by Helian of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of TheraTx under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of TheraTx.

                    (b) Prior to or at the Effective Time, Helian, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by TheraTx, to waive or extend the time for the compliance or fulfillment by TheraTx of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Helian under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Helian.

                    (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

              11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

              11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                  Helian:                 Helian Health Group, Inc.
                                          9600 Larkspur Lane, Suite 201
                                          Monterey, California  93940
                                          Telecopy Number:  (408) 646-1611

                                          Attention: Lawrence S. Dolin

                  Copy to Counsel:        Gray Cary Ware & Freidenrich
                                          400 Hamilton Avenue
                                          Palo Alto, California 94301-1825
                                          Telecopy Number:  (415) 327-3699

                                          Attention: Diane Holt Frankle

                  TheraTx:                TheraTx, Incorporated
                                          400 Northridge Road, Suite 400
                                          Atlanta, Georgia 30350
                                          Telecopy Number:  (404) 641-0483

                                          Attention: John A. Bardis, President

                  Copy to Counsel:        Alston & Bird
                                          1201 Helian Peachtree Street
                                          Atlanta, Georgia 30309-3424
                                          Telecopy Number:  (404) 881-4777

                                          Attention: J. Vaughan Curtis

              11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

              11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

              11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

              11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

              11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

              11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

              IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

WITNESS/ATTEST:                                    HELIAN HEALTH GROUP, INC.


  /s/  Michael K. McMillan                         By:   /s/  Lawrence S. Dolin
                                                         Chief Executive Officer

[CORPORATE SEAL]

ATTEST:                                              ATLANTA ACQUISITION CORP.


  /s/  Jonathan H. Glenn                             By:   /s/  John A. Bardis
Secretary                                                  President


[CORPORATE SEAL]


ATTEST:                                              THERATX, INCORPORATED


  /s/  Jonathan H. Glenn                             By:   /s/  John A. Bardis
Secretary                                                  President


[CORPORATE SEAL]

                                LIST OF EXHIBITS


EXHIBIT NUMBER    DESCRIPTION

      1.          Form of Stock Option Agreement.  (ss.ss. 1.4, 11.1).

      2.          Form of Stockholder Agreement.  (ss. 1.5).

      3. Form of agreement of affiliates of Helian. (ss.ss. 8.12, 9.2(g)).

      4.          Matters as to which Gray Cary Ware &  Freidenrich  will opine.
                  (ss. 9.2(d)).

      5.          Matters as to which Alston & Bird will opine.  (ss. 9.3(d)).

      6.          Pricing Schedule.  (ss. 3.1(c)).

                                    EXHIBIT 1

                         FORM OF STOCK OPTION AGREEMENT

       STOCK OPTION AGREEMENT, dated as of August 29, 1995 (the "Agreement"), by and between Helian Health Group, Inc., a Delaware corporation ("Issuer"), and TheraTx, Incorporated, a Delaware corporation ("Grantee").

       WHEREAS, Issuer, Grantee and a wholly owned subsidiary of Grantee ("Merger Sub") have entered into that certain Agreement and Plan of Merger, dated as of August 29, 1995 (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into Issuer, with Issuer as the surviving corporation; and

       WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

       NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

        1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

       2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $.01 per share ("Issuer Common Stock"), of Issuer up to 821,270 of such shares (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 15% of the issued and outstanding shares of Issuer Common Stock) at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to the average of the daily closing sale prices per share of Issuer Common Stock for the first five trading days following public announcement of the execution of the Merger Agreement, as reported on the National Association of Securities Dealers Automated Quotations System National Market System ("Nasdaq National Market") (as reported in The Wall Street Journal or, if not reported therein, another authoritative source).

       3.     EXERCISE OF OPTION.

              (a) Provided that (i) neither Grantee nor Holder (as hereinafter defined), as applicable, shall be in material breach of the agreements or covenants contained in this Agreement or the Merger Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, and (iii) all waiting periods, if any, under the HSR Act applicable to the issuance of Option Shares hereunder shall have expired or been terminated, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by Grantee pursuant to Section 10.1(b) or
Section 10.1(c) thereof (but, in each case, only if the breach giving rise to such termination was willful) (each a "Default Termination") or pursuant to
Section 10.1(g) thereof), (C) nine months after a Default Termination, and (D) nine months after termination of the Merger Agreement (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event or pursuant to Section 10.1(g) thereof; provided, further, that if Issuer has entered into an agreement relating to an Acquisition Transaction (as defined below) prior to expiration of the nine-month period provided in the foregoing clauses (C) or (D), the Option shall not terminate before the second business day following receipt by the "Holder" (as defined below) of notice of the occurrence of either (i) consummation of such Acquisition Transaction or
(ii) termination of all agreements providing for such Acquisition Transaction and abandonment of such Acquisition Transaction; provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable Law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The rights set forth in Section 8 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

              (b) As used herein, a "Purchase Event" means any of the following events subsequent to the date of this Agreement:

                  (i) without Grantee's prior written consent, Issuer shall have authorized,  recommended,  publicly  proposed  or publicly  announced  an intention  to  authorize,  recommend  or  propose,  or  entered  into  an agreement with any person (other than Grantee or any Subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries (other than transactions solely between Issuer's Subsidiaries), (B) except as permitted pursuant to Section 7.2 of the Merger Agreement, the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its Subsidiaries representing in either case 25% or more of the consolidated assets of Issuer and its
       Subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its Subsidiaries (each of (A), (B) or (C), an "Acquisition Transaction"); or

                  (ii) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act), other than a group of which Grantee or any Subsidiary of Grantee is a member, shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of Issuer Common Stock.

              (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any Subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then-outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                  (ii) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any Subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, or (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer; or

                  (iii) any person (other than Grantee or any Subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its stockholders by public announcement, or by written communications that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

                  (iv) after a proposal is made by a person (other than Grantee or any Subsidiary of Grantee) to Issuer or its stockholders to engage in an Acquisition Transaction, or such person states its intention to the Issuer to make such a proposal if the Merger Agreement terminates, Issuer shall have breached any of its representations, warranties, covenants or agreements contained in the Merger Agreement and such breach would entitle Grantee to terminate the Merger Agreement under Section 10.1(b) or 10.1(c) thereof (without regard to any cure period provided for therein unless such cure is effected promptly without jeopardizing consummation of the Merger pursuant to the terms of the Merger Agreement); or

                  (v) any person (other than Grantee or any Subsidiary of Grantee) other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any Regulatory Authority for approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

              (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, provided, that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

              (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided, that, notwithstanding the provisions of Section 3(a) hereof, if Holder has given notice of exercise of the Option prior to expiration of the Option as provided in Section 3(a), but the Option Shares cannot be acquired by Holder prior to expiration of the Option as provided in Section 3(a) by reason of any applicable Law or Order, the Option shall expire with respect to the number of Options Shares covered by such notice ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event later than six (6) months after such notice of exercise. If prior notification to or Consent of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with Holder in the filing of the required notice or application for Consent and the obtaining of such approval and the Closing shall occur immediately following such regulatory Consents (and expiration of any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

       4.     PAYMENT AND DELIVERY OF CERTIFICATES.

              (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(f) hereof.

              (b) At each Closing, simultaneously with the delivery of the aggregate Purchase Price and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

              (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares and any Grantee Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

       THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF

       AUGUST 29, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer (or Issuer shall have delivered to Grantee, as the case may be) a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer (or Grantee, as the case may be) and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

              (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the aggregate Purchase Price and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee. Grantee shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Issuer or its assignee, transferee, or designee.

              (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all pre-merger notification, reporting and waiting period requirements and (B) in the event prior Consent of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

       5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represent and warrants to Grantee (and each other Holder) as follows:

         (a) Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets. No Consent of any governmental authority, other than compliance with applicable federal and state securities laws and compliance with all pre-merger notification, reporting and waiting period requirements, is required of Issuer in connection with the execution and delivery by Issuer of this Agreement or the consummation by Issuer of the transactions contemplated hereby.

         (b) Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid, and nonassessable, and shall be delivered free and clear of all Liens, including any preemptive rights of any stockholder of Issuer.

       6. REPRESENTATIONS AND WARRANTS OF GRANTEE. Grantee hereby represents and warrants to Issuer that:

         (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

         (b) This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the distribution thereof in violation of the Securities Act. Grantee shall not sell any Option Shares pursuant to this Agreement except in compliance with the Securities Act.

       7.     ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

              (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 15% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

              (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its Assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the Issuer (in each case, such person being referred to as the "Substitute Option Issuer").

              (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. The Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

              (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

              (e)   The following terms have the meanings indicated:

                  (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (y) Issuer in a merger in which Issuer is the continuing or surviving person, and (z) the transferee of all or any substantial part of the Issuer's assets (or the assets of its Subsidiaries taken as a whole).

                  (ii) "Substitute Common Stock" shall mean the shares of common stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs of) the Substitute Option Issuer.

                  (iii) "Assigned Value" shall mean the highest of (x) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than Grantee) pursuant to an agreement with Issuer, and (z) in the event of a sale of all or substantially all of Issuer's assets, the Assigned Value shall be equal to the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder (or by a majority in interest of the Holders if there shall be more than one Holder (a "Holder Majority")), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event that a Tender Offer or Exchange Offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Holder (if there shall be more than one Holder, any such selection shall be made by a Holder Majority).

                  (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such merger person, as Holder may elect.

              (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 15% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 15% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this subsection (f), the Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this subsection (f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this subsection
(f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Holder.

              (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that holders of the other shares of Substitute Common Stock are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and that the shares of Substitute Common Stock that may be acquired upon exercise of the Substitute Option are in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock that may be acquired upon exercise of the Substitute Option are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of Substitute Common Stock issued by the Substitute Option Issuer).

              (h) The provisions of Sections 8, 9, 10, and 11 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price" and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price" and "Substitute Common Stock," respectively.

       8.     CERTAIN REPURCHASES.

              (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer (including any successor thereto) shall repurchase from Holder the Option and all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership.

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership (including shares with respect to which the Option has been exercised but the Closing Date has not occurred), multiplied by the number of such shares.

              (b) If Holder exercises its rights under this Section 8, Issuer shall, within ten business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the Option Shares purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to
Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

                    Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a).

              (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market (or if Issuer Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date; provided, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer (which determination shall be conclusive for all purposes of this Agreement), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

              (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership, of 50% or more of the then-outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) shall have been consummated.

       9.     REGISTRATION RIGHTS.

              (a) Following termination of the Merger Agreement, Issuer shall, subject to the conditions of subparagraph (d) below, if requested by any Holder, including Grantee and any permitted transferee ("Requesting Holders"), as expeditiously as possible prepare and file a registration statement under the Securities Laws if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Requesting Holders upon exercise of the Option in accordance with the intended method of sale or other disposition stated by such Requesting Holder in such request, including, without limitation, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision.

              (b) If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock other than in the case of a registration solely to implement a dividend reinvestment or similar plan, an employee benefit plan or a registration filed on Form S-4 or any successor form, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 20 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Selling Stockholder), Issuer will cause all such shares for which Holder shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that Issuer may elect to not cause any such shares to be so registered if the underwriters in good faith object for valid business reasons. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subparagraph (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Stockholders and any other persons (other than Issuer) who or which is permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each Selling Stockholder bears to the total number of shares requested to be registered by all Selling Stockholders (including such other persons) then desiring to have Issuer Common Stock registered for sale.

              (c) Issuer,  in respect of any registration of Issuer Common Stock pursuant to subparagraph (a) above, (Issuer being referred to as the "Registrant"; each Requesting Holder, in respect of any registration of Issuer Common Stock, being referred to as a "Selling Stockholder"; and the shares of Issuer Common Stock being registered, being referred to as the "Registerable Shares") shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above, as applicable, to become effective and to obtain all Consents of other parties which are required therefor and to keep such registration statement effective, provided, that the Registrant may delay any registration of Registerable Shares required pursuant to subparagraph (a) above for a period not exceeding 90 days if (i) in the good faith judgment of the Board of Directors of Issuer, such registration would be seriously detrimental to Issuer and the Board of Directors of Issuer concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) Issuer shall furnish to the Selling Stockholders a certificate signed by the Chief Executive Officer of Issuer stating that in good faith judgment of the Board of Directors of Issuer, it would be seriously detrimental to the Issuer for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement and the Registrant shall not be required to register Registerable Shares under the Securities Laws pursuant to subparagraph (a) above:

                  (i) prior to the earliest of (a) termination of the Merger Agreement pursuant to Section 10.1 thereof, (b) failure to obtain the requisite stockholder approval pursuant to Section 9.1(a) of the Merger Agreement, and (c) a Purchase Event;

                  (ii)     on more than two occasions;

                  (iii)    more than once during any calendar year;

                  (iv) in the case of any registration of Issuer Common Stock requested pursuant to subparagraph (a) above, within 180 days after the effective date of a registration referred to in subparagraph (c) above pursuant to which the Selling Stockholder or Selling Stockholders concerned were afforded the opportunity to register such shares under the Securities Laws and such shares were registered as requested; and

                  (v) unless a request therefor is made to the Registrant by Selling Stockholders that hold at least 25% or more of the aggregate number of Registerable Shares (including, in the case of Issuer Common Stock, shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

                    In addition to the foregoing, the Registrant shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. The Registrant shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities Laws to the extent necessary to permit the sale or other disposition of the Registerable Shares so registered in accordance with the intended method of distribution for such shares, provided, that the Registrant shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

              (d) Except where applicable state Law prohibits such payments, the
Registrant will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), accounting expenses, legal expenses including the reasonable fees and expenses of one counsel to the holders whose Registerable Shares are being registered, printing expenses, expenses of underwriters, excluding discounts and commissions but including liability insurance if the Registrant so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by holders of Registerable Shares) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above. Underwriting discounts and commissions relating to Registerable Shares and any other expenses incurred by Selling Stockholders in connection with any such registration shall be borne by such Selling Stockholders.

              (e) In connection with any registration  under subparagraph (a) or
(b) above, the Registrant hereby indemnifies the Selling Stockholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by the Registrant in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and the Registrant and each officer, director and controlling person of the Registrant shall be indemnified by such Selling Stockholder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by the Registrant in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to the Registrant by such holder or such underwriter, as the case may be, expressly for such use.

                    Promptly  upon  receipt  by a party  indemnified  under this subparagraph (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (f) unless the failure to give such notice is materially prejudicial to an indemnifying party's ability to defend such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                    If the indemnification provided for in this subparagraph (e)
is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities  in such  proportion  as is  appropriate  to  reflect  the  relative benefits received by the Registrant, the selling stockholders and the underwriters from the offering of the securities and also the relative fault of the Registrant, the selling stockholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, that in no case shall any Selling Stockholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Registerable Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

                    In connection with any registration pursuant to subparagraph
(a) or (b) above, the Registrant and each Selling Stockholder shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

              (f) Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by Holder in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rules 144 and 144A. Issuer shall at its expense provide Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by it under the Securities Laws, or required pursuant to any state securities laws or the rules of any stock exchange.

              (g) Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

       10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any national securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the Option Shares or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any national securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

       11. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

       12.    MISCELLANEOUS.

              (A) EXPENSES. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

              (B) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

              (C) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARY; SEVERABILITY. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 8(f) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 11(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire (or exercise all of its rights with respect to) the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire (or exercise its rights with respect to) such lesser number of shares as may be permissible without any amendment or modification hereof.

              (D) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

              (E) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

              (F) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

              (G) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

              (H) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly owned Subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

              (I) FURTHER ASSURANCES. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

              (J) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

       IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

ATTEST:                                           THERATX, INCORPORATED


  /s/  Jonathan H. Glenn                          By:   /s/  John A. Bardis
  ----------------------                          -----------------------------
  Secretary                                             President


CORPORATE SEAL


ATTEST:                                           HELIAN HEALTH GROUP, INC.


  /s/  Michael K. McMillan                        By:   /s/  Lawrence S. Dolin
  ----------------------                          -----------------------------
  Secretary                                             Chief Executive Officer


CORPORATE SEAL

                                    EXHIBIT 2

                              STOCKHOLDER AGREEMENT


       THIS STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as of August 29, 1995, by and among TheraTx, Incorporated, a Delaware corporation ("TheraTx"), Helian Health Group, Inc., a Delaware corporation ("Helian"), and the undersigned (the "Stockholder").

       WHEREAS, the Stockholder desires that TheraTx, Atlanta Acquisition Corp., a wholly owned subsidiary of TheraTx ("Merger Sub"), and Helian enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of Merger Sub with and into Helian (the "Merger"); and

       WHEREAS, the Stockholder and Helian are executing this Agreement as an inducement to TheraTx to enter into and execute, and to cause Merger Sub to enter into and execute, the Merger Agreement, pursuant to which shares of the $.01 par value common stock of Helian ("Helian Common Stock") will be converted into and exchanged for shares of the $.001 par value common stock of TheraTx ("TheraTx Common Stock");

       NOW, THEREFORE, in consideration of the execution and delivery by TheraTx and Merger Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

       1.  Representations  and  Warranties.   The  Stockholder  represents  and
warrants to TheraTx as follows:

         (a) The Stockholder is the record and beneficial owner of the number of shares (such "Stockholder's Shares") of Helian Common Stock set forth below such Stockholder's name on the signature page hereof. Except for the Stockholder's Shares and any other shares of Helian Common Stock subject hereto, the Stockholder is not the record or beneficial owner of any shares of Helian Common Stock. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder, enforceable in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Stockholder's Shares are subject. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Stockholder's Shares.

         (c) The Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

         (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

         (e) The Stockholder is not acquiring any TheraTx Common Stock with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof. The Stockholder acknowledges that he, she or it (i) has such knowledge and experience in business and financial matters and with respect to investments in securities to enable the Stockholder to understand and evaluate the risks of an investment in the TheraTx Common Stock to be acquired by the Stockholder and to form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof and (ii) is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act.

         (f) The Stockholder understands and acknowledges that TheraTx is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Merger Agreement by TheraTx and Merger Sub

       2. Voting Agreements. The Stockholder agrees with, and covenants to, TheraTx as follows:

         (a) From and after the occurrence of any "Purchase Event" (as defined in the Stock Option Agreement, dated of even date herewith, between Helian and TheraTx (the "Stock Option Agreement")), at any meeting of stockholders of Helian called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Stockholders' Meeting"), the Stockholder shall vote (or cause to be voted) the Stockholder's Shares in favor of the Merger, the execution and delivery by Helian of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger.

         (b) From and after the occurrence of any Purchase Event, at any meeting of stockholders of Helian or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) such Stockholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Helian or (ii) any amendment of Helian's Certificate of Incorporation or Bylaws or other proposal or transaction involving Helian or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

         (c) This Agreement is intended to bind the Stockholder only with respect to the specific matters set forth herein, and shall not prohibit Stockholder from acting in accordance with his fiduciary duties as an officer or director of Helian. Stockholder will retain at all times the right to vote the Stockholder's Shares, in Stockholder's sole discretion, on all matters other than those set forth in this Section 2 which are at any time or from time to time presented to Helian's Stockholders generally.

       3. Covenants. The Stockholder agrees with, and covenants to, TheraTx as follows:

         (a) From and after the occurrence of any Purchase Event, the Stockholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Stockholder's Shares or any interest therein, except pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement, or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares;

       provided, that the Stockholder may transfer (as defined above) any of the Stockholder's Shares to any family member of a person or charitable institution which prior to the Stockholders' Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of the "Stockholder" hereunder; provided, that the Stockholder shall not transfer or otherwise reduce his risk relative to any of the Stockholder's Shares pursuant to the preceding proviso and shall not transfer or otherwise reduce his risk relative to any other shares of Helian Common Stock if any such action, either alone or in the aggregate with other action by other persons who may be affiliates of Helian, would preclude TheraTx's ability to account for the business combination to be effected by the Merger as a pooling of interests.

         (b) If a majority of the holders of Helian Common Stock approve the Merger and the Merger Agreement, the Stockholder's Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement.

         (c) The Stockholder shall not, nor shall it permit any investment banker, attorney or other adviser or representative of the Stockholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any takeover proposal or (ii) except where, in Stockholder's capacity as an officer or director of Helian, failure to take such action would, upon advice of counsel, conflict with the proper discharge of his fiduciary duties under applicable law, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. For all purposes hereof, "takeover proposal" means any proposal for a merger or other business combination involving Helian or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in any voting securities of, or a substantial portion of the assets of Helian or any of its subsidiaries, other than the Merger and the other transactions contemplated by the Merger Agreement and other than any transfer expressly permitted by the proviso to Section 3(a).

       4.     Grant of Irrevocable Proxy; Appointment of Proxy.

              (a) From and after the occurrence of any Purchase Event, the Stockholder hereby irrevocably grants to, and appoints, TheraTx and John A. Bardis, President of TheraTx, and Donald R. Myll, Vice President and Chief Financial Officer of TheraTx, in their respective capacities as officers of TheraTx, and any individual who shall hereafter succeed to any such office of TheraTx, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder's Shares, or grant a consent or approval in respect of such Shares (i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger and (ii) against any Competing Transaction.

              (b) The Stockholder represents that any proxies heretofore given in respect of the Stockholder's shares are not irrevocable, and that any such proxies are hereby revoked.

              (c) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable and coupled with an interest in accordance with the provisions of Section 212 of the Delaware General Corporation Law

       5. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Helian affecting the Helian Common Stock, or the acquisition of additional shares of Helian Common Stock or other voting securities of Helian by any Stockholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Helian Common Stock or other voting securities of Helian issued to or acquired by the Stockholder.

       6. Stop Transfer. Helian agrees with, and covenants to, TheraTx that Helian shall not register the transfer of any certificate representing any of the Stockholder's Shares, unless such transfer is made to TheraTx or Merger Sub or otherwise in compliance with this Agreement.

       7. Regulatory Approvals. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions and receipt of any required regulatory approvals, waivers or consents.

       8. Further Assurances. The Stockholder shall, upon request of TheraTx, execute and deliver any additional documents and take such further actions as may reasonably be deemed by TheraTx to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Stockholder's Shares as contemplated by Section 4 in TheraTx and the other irrevocable proxies described therein at the expense of TheraTx.

       9. Termination. This Agreement, and all rights and obligations of the parties hereunder; shall terminate upon the first to occur of (x) the Effective Time of the Merger or (y) the date upon which the Merger Agreement is terminated in accordance with its terms; provided that if an "Extension Event" shall have occurred as of or prior to termination of the Merger Agreement, then, for a period of nine (9) months following such termination, (i) the rights and obligations of the parties hereto under Sections 2(b), 3(c), 4(a)(ii) and 5 hereof shall continue in full force and effect and (ii) the Stockholder shall not transfer any or all of the Stockholder's Shares in connection with any Competing Transaction or takeover proposal. For purposes of the foregoing, an "Extension Event" shall mean any Preliminary Purchase Event (as such term is defined in the Stock Option Agreement) or any Purchase Event.

       10.    Miscellaneous.

              (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

              (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to TheraTx, to the address set forth in Section 11.8 of the Merger Agreement; and (ii) if to the Stockholder, to its address shown below its signature on the last page hereof.

              (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

              (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

              (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

              (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by
Section 3(a). Any assignment in violation of the foregoing shall be void.

              (h) The Stockholder agrees that irreparable damage would occur and that TheraTx would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that TheraTx shall be entitled to an injunction or injunctions to prevent breaches by the Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

              (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

              (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

       IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.

                                      THERATX, INCORPORATED

                                      By:  /s/  John A. Bardis
                                           ------------------------------------
                                           President

                                      HELIAN HEALTH GROUP, INC.

                                      By:  /s/  Lawrence S. Dolin
                                           ------------------------------------
                                           Chief Executive Officer

                                      STOCKHOLDER:  Nate Dolin by

                                      /s/  Lawrence S. Dolin, Attorney-in-Fact
                                           ------------------------------------
                                      Name:  Lawrence S. Dolin
                                      Address:  16111 Parkland Drive
                                                Shaker Heights, Ohio  44120
                                      Number of Shares
                                      Beneficially Owned:  20,000

                                    Names of Other Persons in Whose Names Shares
                                    Are Held:

                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

                                    EXHIBIT 3

                       FORM OF HELIAN AFFILIATE AGREEMENT

TheraTx, Incorporated
400 Northridge Road, Suite 400
Atlanta, Georgia 30350

Attention:     John A. Bardis, President

Gentlemen:

       The undersigned is a shareholder of Helian Health Group, Inc. ("Helian"), a corporation organized and existing under the laws of the State of Delaware and located in Monterey, California, and will become a shareholder of TheraTx, Incorporated ("TheraTx") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of August 29, 1995 (the "Agreement"), by and among Helian, TheraTx and a wholly owned subsidiary of TheraTx ("Merger Sub"). Under the terms of the Agreement, Merger Sub will be merged into and with Helian (the "Merger"), and the shares of the $.01 par value common stock of Helian ("Helian Common Stock") will be converted into and exchanged for shares of the $.001 par value common stock of TheraTx ("TheraTx Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and TheraTx regarding certain rights and obligations of the undersigned in connection with the shares of TheraTx to be received by the undersigned as a result of the Merger.

       In consideration of the Merger and the mutual covenants contained herein, the undersigned and TheraTx hereby agree as follows:

       1. Affiliate Status. The undersigned understands and agrees that as to Helian the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the meeting of the shareholders of Helian to be held to consider approval of the Merger and at the time the Merger is effective.

       2. Initial Restriction on Disposition. The undersigned agrees that the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of TheraTx Common Stock into which the undersigned's shares of Helian Common Stock are converted upon consummation of the Merger until such time as TheraTx notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of TheraTx and Helian. TheraTx agrees that it will publish such results within 45 days after the end of the first fiscal quarter of TheraTx containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

       3. Covenants and Warranties of Undersigned. The undersigned represents, warrants, and agrees that:

         (a) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of TheraTx Common Stock or Helian Common Stock beneficially owned by the undersigned as of the date of the Shareholders' Meeting of Helian held to approve the Merger.

         (b) The TheraTx Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

         (c) TheraTx has informed the undersigned that any distribution by the undersigned of TheraTx Common Stock has not been registered under the 1933 Act and that shares of TheraTx Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that TheraTx is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of TheraTx Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

         (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 7 hereof to, have all shares of Helian Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee, or clearinghouse.

       4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of TheraTx Common Stock received by the undersigned pursuant to the Merger will be given to TheraTx's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

       "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce the owner's risks relative thereto in any way, until such time as TheraTx, Incorporated ("TheraTx") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred, or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of TheraTx) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of TheraTx) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for TheraTx that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing TheraTx securities issued subsequent to the original issuance of the TheraTx Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the TheraTx Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, TheraTx shall cause the certificates representing the shares of TheraTx Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the TheraTx Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), TheraTx, upon the request of the undersigned, will cause the certificates representing the shares of TheraTx Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by TheraTx of an opinion of its counsel to the effect that such legend may be removed.

       5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon the undersigned's ability to sell, transfer, or otherwise dispose of the shares of TheraTx Common Stock received by the undersigned, to the extent he believes necessary, with the undersigned's counsel or counsel for Helian.

       6. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of TheraTx Common Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for TheraTx Common Stock together with such additional information as the transfer agent may reasonably request. If TheraTx's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), TheraTx shall cause such counsel to provide such opinions as may be necessary to TheraTx's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

       7. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of Helian and TheraTx that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of TheraTx or becomes a director or officer of TheraTx upon consummation of the Merger, among other things, any sale of TheraTx Common Stock by the undersigned within a period of less than six months following the effective time of the Mergers may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

       8. Miscellaneous. This Affiliate Agreement is the complete agreement between TheraTx and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Delaware.

       This Affiliate Agreement is executed as of the ____ day of August, 1995.

                           Very truly yours,

                           ---------------------------
                           Signature

                           ---------------------------
                           Print Name

                           ---------------------------
                           ---------------------------
                           ---------------------------
                           Address

                           [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

                           ---------------------------
                           Name:

                           ---------------------------
                           Name:

AGREED TO AND ACCEPTED as of
_______________, 1995

THERATX, INCORPORATED


By:_________________________

                                    EXHIBIT 4

          MATTERS AS TO WHICH GRAY CARY WARE & FREIDENRICH SHALL OPINE


       1. Helian is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged as described in the Proxy Statement and to own and use its material Assets.

       2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Certificate of Incorporation or Bylaws of Helian or, to our knowledge but without any independent investigation, any Law, Order, Permit or Contract to which Helian or any of its Subsidiaries is a party or by which Helian or any of its Subsidiaries or any of their respective material Assets is bound.

       3. The Agreement has been duly and validly executed and delivered by Helian, and assuming valid authorization, execution and delivery by TheraTx and merger Sub, constitutes a valid and binding agreement of Helian enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

       4. Helian has an authorized, issued and outstanding capitalization as set forth in the Agreement (except for subsequent issuances, if any, pursuant to exercises of Helian Options which were disclosed in the Helian Disclosure Memorandum), and all of the issued and outstanding shares of Helian Common Stock were duly authorized and validly issued and are fully paid and non-assessable. To our knowledge, Helian has no outstanding Rights that are not disclosed in the Helian Disclosure Memorandum. None of the outstanding shares of Helian Common Stock has been issued in violation of any preemptive rights existing under Law, the Certificate of Incorporation or Bylaws of Helian, or otherwise known to us.

                                    EXHIBIT 5

                  MATTERS AS TO WHICH ALSTON & BIRD SHALL OPINE


       1. TheraTx is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged as described in the Proxy Statement and to own and use its material Assets.

       2. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged as described in the Proxy Statement and to own and use its material Assets.

       3. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the respective Certificates of Incorporation or Bylaws of TheraTx or Merger Sub or, to our knowledge but without any independent investigation, any Law, Order or Permit to which TheraTx or Merger Sub is a party or by which TheraTx or Merger Sub is bound.

       4. The Agreement has been duly and validly executed and delivered by each of TheraTx and Merger Sub, and assuming valid authorization, execution and delivery by Helian, constitutes a valid and binding agreement of each of TheraTx and Merger Sub enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

       5. The shares of TheraTx Common Stock to be issued to the shareholders of Helian as contemplated by the Agreement have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be duly authorized, validly issued, fully paid and non-assessable under the Delaware General Corporation Law.

                                    Exhibit 6

                                PRICING SCHEDULE


       As used in the Agreement, each Base Period Trading Price in the tables below is referred to as a "Reference Price" and each corresponding Exchange Ratio is referred to as a "Reference Exchange Ratio."

              Base Period Trading Price                     Exchange Ratio
              --------------------------               ------------------------
                       $13.375                                  0.4486
                       $13.500                                  0.4466
                       $13.625                                  0.4446
                       $13.750                                  0.4425
                       $13.875                                  0.4405
                       $14.000                                  0.4385
                       $14.125                                  0.4365
                       $14.250                                  0.4345
                       $14.375                                  0.4325
                       $14.500                                  0.4304
                       $14.625                                  0.4284
                       $14.750                                  0.4264
                       $14.875                                  0.4244
                       $15.000                                  0.4224
                       $15.125                                  0.4204
                       $15.250                                  0.4183
                       $15.375                                  0.4163
                       $15.500                                  0.4143
                       $15.625                                  0.4123
                       $15.750                                  0.4103
                       $15.875                                  0.4083
                       $16.000                                  0.4063

              Base Period Trading Price                     Exchange Ratio
              --------------------------               -------------------------

                       $10.000                                  0.4809
                       $10.125                                  0.4788
                       $10.250                                  0.4768
                       $10.375                                  0.4748
                       $10.500                                  0.4728
                       $10.625                                  0.4708
                       $10.750                                  0.4688
                       $10.875                                  0.4667
                       $11.000                                  0.4647
                       $11.125                                  0.4627
                       $11.250                                  0.4607
                       $11.375                                  0.4587
                       $11.500                                  0.4567
                       $11.625                                  0.4546
                       $11.750                                  0.4526
                       $11.875                                  0.4506
                       $12.000                                  0.4486

        If the Base Period Trading Price ("BPTP") falls between any two Reference Prices set forth above ("RP"), the Exchange Ratio shall be determined by mathematical interpolation between the two corresponding Reference Exchange Ratios ("RER"), utilizing the following formula:

ER   =   Next Lower  RER* - (Next  Lower RP* - BPTP) x
                            ------------------------
                               RP - Next Higher RP)

         (Next  Lower RER - Next Higher RER) (Next Lower

For example, if the BPTP were $14.0125:

ER   =   0.4385  -  (14.000 - 14.0125)  x  (0.4385 - 0.4365)
                    ------------------
                    (14.000 - 14.125)

ER   =   0.4383

------------

* Next Lower RP refers to the RP closest to the BPTP that is less than the BPTP, while the Next Higher RP means the RP closest to the BPTP that is greater than the BPTP. Next Higher ER and Next Lower ER refer to the ERs that correspond to the Next Higher RP and Next Lower RP, respectively, as shown in the foregoing table.